SPECIAL MEETING

A Joint Special Meeting of Shareholders of Pax World Funds Series Trust I (Trust I) and Pax World Funds Series Trust III (Trust III) was held on June
6, 2017 at 10:00 a.m. ET, at the offices of the Trusts at 30 Penhallow Street, Suite 400, Portsmouth, NH. The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable to each matter, are as follows below. With respect to the Pax Balanced Fund, Pax ESG Beta Quality Fund and Pax
High Yield Bond Fund, consideration of proposal 2 was adjourned to a later date. With respect to all funds, consideration of proposals 3 and 4 were adjourned to a later date.

Consideration of such proposals took place on Thursday, June 29, 2017 at 10:00 a.m. ET, at the offices of the Trusts at 30 Penhallow Street, Suite 400, Portsmouth, NH.

Proposal 1a. For shareholders of Trust I Funds, to elect Adrian P. Anderson, Anne M. Goggin, Cynthia Hargadon, DAnne Hurd, Joseph F. Keefe, John
L. Liechty, Laurence A. Shadek and Nancy S. Taylor to serve as Trustees of Trust I.

1a.01: Election of Pax World Funds Series Trust I Trustee Adrian P. Anderson
 For 		Against/Withhold	Passed
382,980,716.793	8,024,081.979	        Yes

1a.02: Election of Pax World Funds Series Trust I Trustee Anne M. Goggin
For 		Against/Withhold	Passed
383,320,946.165	7,683,852.607	        Yes

1a.03: Election of Pax World Funds Series Trust I Trustee Cynthia Hargadon
For 		Against/Withhold	Passed
383,593,786.264	7,411,012.508	        Yes

1a.04: Election of Pax World Funds Series Trust I Trustee DAnne Hurd
For 		Against/Withhold	Passed
383,488,471.490	7,516,327.282     	Yes

1a.05: Election of Pax World Funds Series Trust I Trustee Joseph F. Keefe
For 		Against/Withhold	Passed
382,924,654.949	8,080,143.823	        Yes

1a.06: Election of Pax World Funds Series Trust I Trustee John L. Liechty
For 		Against/Withhold	Passed
383,058,365.807	7,946,432.965	        Yes

1a.07: Election of Pax World Funds Series Trust I Trustee Laurence A. Shadek
For 		Against/Withhold	Passed
382,706,658.679	8,298,140.093	        Yes

1a.08: Election of Pax World Funds Series Trust I Trustee Nancy S. Taylor
For 		Against/Withhold	Passed
383,574,866.228	7,429,932.544	        Yes


Proposal 1b. For shareholders of Pax Ellevate Global Womens Index Fund, the only series of Trust III, to elect Adrian P. Anderson, Anne M. Goggin, Cynthia Hargadon, DAnne Hurd, Joseph F. Keefe, Sallie Krawcheck, John L. Liechty and Nancy S. Taylor to serve as Trustees of Trust III.

1b.01: Election of Pax World Funds Series Trust I Trustee Adrian P. Anderson
 For 		Against/Withhold	Passed
3,049,288.323	181,589.336	        Yes

1b.02: Election of Pax World Funds Series Trust I Trustee Anne M. Goggin
For 		Against/Withhold	Passed
3,081,084.066	149,793.593	        Yes

1b.03: Election of Pax World Funds Series Trust I Trustee Cynthia Hargadon
For 		Against/Withhold	Passed
3,079,384.246	151,493.413	        Yes

1b.04: Election of Pax World Funds Series Trust I Trustee DAnne Hurd
For 		Against/Withhold	Passed
3,074,080.347	156,797.312	        Yes

1b.05: Election of Pax World Funds Series Trust I Trustee Joseph F. Keefe
For 		Against/Withhold	Passed
3,044,598.150	186,279.509	        Yes

1b.06: Election of Pax World Funds Series Trust I Trustee Sallie Krawcheck
For 		Against/Withhold	Passed
3,080,877.359	150,000.300	        Yes


1b.07: Election of Pax World Funds Series Trust I Trustee John L. Liechty
For 		Against/Withhold	Passed
3,055,953.863	174,923.796	        Yes


1b.08: Election of Pax World Funds Series Trust I Trustee Nancy S. Taylor
For 		Against/Withhold	Passed
3,079,790.138	151,087.521	        Yes

Proposal 2. For shareholders of Pax Balanced Fund, Pax ESG Beta Quality Fund and Pax High Yield Bond Fund, to approve the change in the investment objective of such Funds from fundamental to non-fundamental.

Fund	Balanced
For	40,085,503.401
Against	9,667,458.148
Abstain	4,222,592.803
Broker/Non-Vote	5,176,044.902
Passed	Yes

Fund	ESG Beta Quality
For	5,575,283.266
Against	1,477,883.641
Abstain	626,688.704
Broker/Non-Vote	1,101,468.000
Passed	Yes

Fund	High Yield Bond
For	31,432,880.257
Against	4,833,695.218
Abstain	1,522,269.112
Broker/Non-Vote	11,857,540.000
Passed	Yes

Proposal 3. For shareholders of all Funds, to approve an amendment to the Funds fundamental investment restriction on lending.

Fund	Balanced
For	41,971,459.632
Against	7,562,626.920
Abstain	4,441,457.800
Broker/Non-Vote	5,176,054.902
Passed	Yes

Fund	Core Bond
For	67,463,293.258
Against	99.842
Abstain	302.000
Broker/Non-Vote	1,268.000
Passed	Yes

Fund	Ellevate Global Womens Index
For	2,379,770.518
Against	152,023.001
Abstain	206,222.036
Broker/Non-Vote	664,228.000
Passed	Yes

Fund	ESG Beta Dividend
For	13,663,276.282
Against	96.525
Abstain	2,887.392
Broker/Non-Vote	869.000
Passed	Yes

Fund	ESG Beta Quality
For	6,197,459.460
Against	762,109.221
Abstain	720,282.930
Broker/Non-Vote	1,101,472.000
Passed	Yes

Fund	Global Environmental Markets
For	12,010,880.177
Against	677,856.601
Abstain	638,761.787
Broker/Non-Vote	3,207,593.001
Passed	Yes

Fund	High Yield Bond
For	33,866,187.186
Against	2,427,717.303
Abstain	1,494,944.097
Broker/Non-Vote	11,857,536.000
Passed	Yes

Fund	Large Cap
For	75,852,162.786
Against	96.246
Abstain	195.303
Broker/Non-Vote	-
Passed	Yes

Fund	Mid Cap
For	14,486,786.681
Against	   -
Abstain	   -
Broker/Non-Vote	5,292.000
Passed	Yes

Fund	MSCI ESG EAFE Leaders Index
For	40,342,941.756
Against	636,358.255
Abstain	453,179.314
Broker/Non-Vote	9,170,767.000
Passed	Yes

Fund	Small Cap
For	31,025,572.388
Against	654,033.381
Abstain	773,587.459
Broker/Non-Vote	8,488,225.000
Passed	Yes

Proposal 4. For shareholders of Trust I Funds and the only Trust III Fund, Pax Ellevate Global Womens Index Fund, to authorize Pax World
Management
LLC and Pax Ellevate Management LLC, respectively, to enter into and materially amend investment sub-advisory agreements, with the approval of the Board of Trustees, but without obtaining additional shareholder approval.
Fund	Balanced
For	41,774,501.602
Against	7,607,365.381
Abstain	4,593,676.368
Broker/Non-Vote	5,176,055.902
Passed	Yes

Fund	Core Bond
For	67,463,393.100
Against	    -
Abstain	302.000
Broker/Non-Vote	1,268.000
Passed	Yes

Fund	Ellevate Global Womens Index
For	2,333,188.199
Against	212,299.312
Abstain	192,525.044
Broker/Non-Vote	664,231.000
Passed	Yes

Fund	ESG Beta Dividend
For	13,663,235.534
Against	137.273
Abstain	2,887.392
Broker/Non-Vote	869.000
Passed	Yes

Fund	ESG Beta Quality
For	6,221,864.137
Against	794,806.133
Abstain	663,185.342
Broker/Non-Vote	1,101,468.000
Passed	Yes

Fund	Global Environmental Markets
For	11,946,946.956
Against	793,761.130
Abstain	586,790.480
Broker/Non-Vote	3,207,593.001
Passed	Yes

Fund	High Yield Bond
For	32,557,012.758
Against	3,808,310.861
Abstain	1,423,519.967
Broker/Non-Vote	11,857,541.000
Passed	Yes

Fund	Large Cap
For	75,852,258.388
Against	96.246
Abstain	99.701
Broker/Non-Vote	  -
Passed	Yes

Fund	Mid Cap
For	14,486,325.827
Against	460.854
Abstain	    -
Broker/Non-Vote	5,292.000
Passed	Yes

Fund	MSCI ESG EAFE Leaders Index
For	38,406,978.359
Against	2,689,480.705
Abstain	336,019.260
Broker/Non-Vote	9,170,768.000
Passed	Yes

Fund	Small Cap
For	30,956,396.037
Against	901,545.978
Abstain	595,248.213
Broker/Non-Vote	8,488,228.000
Passed	Yes